ACACIA RESEARCH CORPORATION
STOCK OPTION AGREEMENT
r e c i t a l s:
A.    The Board has adopted the 2016 Acacia Research Corporation Stock Incentive Plan (the “Plan”) (i) to enhance the Corporation’s ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Corporation’s business largely depends, and (ii) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Corporation, by providing them an opportunity to participate in the ownership of the Corporation and thereby have an interest in the success and increased value of the Corporation.
B.    Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Stock Option Agreement (the “Agreement”) is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of an option to Optionee.
C.    All capitalized terms but not defined in this Agreement shall have the meanings assigned to them in the Appendix attached to the Plan.
NOW, THEREFORE, it is hereby agreed as follows:
GRANT OF OPTION. The Corporation hereby grants to Optionee, as of the date of grant of the options (the “Grant Date”) as specified in the Notice of Grant of Stock Option (the “Grant Notice”), an option to purchase up to the number of shares of Common Stock subject to the option as specified in the Grant Notice (the “Option Shares”) specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 hereof at the exercise price per Option Share as specified in the Grant Notice (the “Exercise Price”).
OPTION TERM. This option shall have a maximum term of seven (7) years2 measured from the Grant Date and shall accordingly expire at the close of business on the expiration date specified in the Grant Notice (the “Expiration Date”), unless sooner terminated in accordance with Paragraph 5 or 6 hereof.
LIMITED TRANSFERABILITY. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee. However, if this option is designated a Non-Statutory Option in the Grant Notice, then this option may be assigned in whole or in part during Optionee's lifetime to one or more members of the Optionee's Immediate Family or to a trust established for the exclusive benefit of Optionee or one or more members of the Optionee's Immediate Family or to the Optionee's former spouse, to the extent such assignment is in connection with Optionee's estate plan or pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of this option and this option shall, in accordance with such designation,
2 NTD: Option to expire on date set forth in grant notice. Cannot exceed 10 years.
automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding this option. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.
DATES OF EXERCISE. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6 hereof.
CESSATION OF SERVICE. The option term specified in Paragraph 2 hereof shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

•
Should Optionee cease to remain in Service for any reason (other than death, Permanent Disability, Voluntary Termination, which shall mean Optionee terminates employment voluntarily, or Misconduct) while this option is outstanding, then Optionee shall have a period of six (6) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

•
Should Optionee voluntarily terminate Service while this option is outstanding, then Optionee shall have a period of three (3) months (commencing with the date of such Voluntary Termination) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

•
Should Optionee die while this option is outstanding, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution or any person or trust to whom all or a portion of this option is transferred in accordance with Paragraph 3 hereof or the designated beneficiary or beneficiaries of this option shall have the right to exercise this option. Such right shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee's death or (ii) the Expiration Date.

•
Should Optionee cease Service by reason of Permanent Disability while this option is outstanding, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of vested Option Shares for which the option is exercisable at the time of Optionee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. However, this option shall, immediately upon Optionee's cessation of Service for any reason, terminate and cease to be outstanding with respect to any Option Shares for which this option is not otherwise at that time exercisable.
Should Optionee's Service be terminated for Misconduct, then this option shall terminate immediately and cease to remain outstanding.
CHANGE IN CONTROL/HOSTILE TAKE-OVER
Unless otherwise determined by the Plan Administrator in the event of a Change in Control/Hostile Take-Over, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue this option or may substitute similar stock awards for this option (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Corporation pursuant to the Change in Control/Hostile Take-Over), and any reacquisition or repurchase rights held by the Corporation in respect of Common Stock issued pursuant to this option may be assigned by the Corporation to the successor of the Corporation (or the successor’s parent company, if any), in connection with such Change in Control/Hostile Take-Over. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of this option or substitute a similar stock award for only a portion of this option, or may choose not to assume this option. The terms of any assumption, continuation or substitution will be set by the Board. If either (x) Optionee’s employment with the Corporation is terminated by the Corporation without Cause (which termination shall be effective as of the date specified by the Corporation in a written notice to Optionee), other than due to death or Permanent Disability, or in the event Optionee terminates his or her employment with Good Reason, in either case within twelve months following a Change in Control/Hostile Take-Over, or (y) Optionee voluntarily terminates his or her employment on his or her own initiative after the twelfth month but no later than the thirteenth month following a Change in Control/Hostile Take-Over, in either case of (x) or (y), then the vesting of this option will be accelerated in full and the time when this option may be exercised will be accelerated in full. Such vesting acceleration will occur on the date of termination of Optionee’s Service.
In the event of a Change in Control/Hostile Take-Over in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue this option or substitute similar stock awards for this option, then if this option has not been assumed, continued or substituted, the vesting of this option will be accelerated in full to a date prior to the effective time of such Change in Control/Hostile Take-Over (contingent upon the effectiveness of the Change in Control/Hostile Take-Over) as the Board will determine (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Change in Control/Hostile Take-Over), and this option will terminate if not exercised (if applicable) at or prior to the effective time of the Change in Control/Hostile Take-Over, and any reacquisition or repurchase rights held by the Corporation with respect to this option will lapse (contingent upon the effectiveness of the Change in Control/Hostile Take-Over).
Notwithstanding the foregoing, in the event this option will terminate if not exercised prior to the effective time of a Change in Control/Hostile Take-Over, the Board may provide, in its sole discretion, that Optionee may not exercise this option but instead will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (i) the value of the property Optionee would have received upon the exercise of this option immediately prior to the effective time of the Change in Control/Hostile Take-Over (including, at the discretion of the Board, any unvested portion of this option), over (ii) any exercise price payable by Optionee in connection with such exercise. For clarity, this payment may be zero if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Common Stock in connection with the Change in Control/Hostile Take-Over is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.
The portion of any Incentive Option accelerated in connection with a Change in Control or Hostile Take-Over shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.
ADJUSTMENT IN OPTION SHARES. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to the number and/or class of securities and the Exercise Price in effect under this option. Such adjustments to this option are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under this option. The adjustments determined by the Plan Administrator shall be final, binding and conclusive
STOCKHOLDER RIGHTS. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.
MANNER OF EXERCISING OPTION.
In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:
Execute and deliver to the Corporation a Preclearance to Exercise Options Form, attached hereto as Schedule I, for the Option Shares for which the option is exercised.
Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

•	cash or check made payable to the Corporation;

•
the surrender of shares of Common Stock owned by Optionee (provided that shares acquired pursuant to the exercise of options granted by the Corporation must have been held by Optionee for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such exercise;

•	the cancellation of indebtedness of the Corporation to Optionee;

•
provided that a public market for the Common Stock exists, a “same day sale” commitment from Optionee and an NASD Dealer whereby Optionee irrevocably elects to exercise this option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Corporation;

•	the waiver of compensation due or accrued for services rendered or to be rendered during a vesting period; or

•	any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.
Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise.
Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.
Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.
As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto. To the extent any such Option Shares are unvested, the certificates for those Option Shares shall be endorsed with an appropriate legend evidencing the Corporation's repurchase rights and may be held in escrow with the Corporation until such shares vest.
In no event may this option be exercised for any fractional shares.
NO IMPAIRMENT OF RIGHTS. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. In addition, this Agreement shall not in any way be construed or interpreted so as to affect adversely or otherwise impair the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.
COMPLIANCE WITH LAWS AND REGULATIONS. The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange on which the Common Stock may be listed for trading at the time of such exercise and issuance.
The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.
SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraphs 3 and 6 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.
NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.
GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State's conflict-of-laws rules.
EXCESS SHARES. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to those excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.
ADDITIONAL TERMS APPLICABLE TO AN INCENTIVE OPTION. In the event this option is designated an Incentive Option in the Grant Notice, the option is intended to be an incentive stock option as described in Code Section 422, but the Corporation does not represent or warrant that the option qualifies as such. Optionee should consult with his or her own tax advisors regarding the tax effects of this option and the requirements necessary to obtain favorable income tax treatment under Code Section 422, including, but not limited to, holding period requirements with respect to the Option Shares after exercise of this option. In addition, the following terms and conditions shall also apply to the grant:
This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (A) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (B) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.
No installment under this option shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or any other Incentive Options granted to

Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Statutory Option.
Should the exercisability of this option be accelerated upon a Change in Control, then this option shall qualify for favorable tax treatment as an Incentive Option only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option first becomes exercisable in the calendar year in which the Change in Control occurs does not, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should the applicable One Hundred Thousand Dollar ($100,000) limitation be exceeded in the calendar year of such Change in Control, the option may nevertheless be exercised for the excess shares in such calendar year as a Non-Statutory Option.
Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

SCHEDULE I
PRECLEARANCE TO EXERCISE OPTIONS

I,_______________________, hereby notify Acacia Research Corporation (the “Corporation”) that I elect to purchase ____________ shares (the “Exercised Shares”) of the Corporation’s Common Stock (“Common Stock”) at the option exercise price of ________per share (the “Exercise Price”) pursuant to that certain option granted to me under the Acacia Research Corporation 2016 Stock Incentive Plan on ____________, 20__(the “Option”).

Type of Option

_______ Incentive Option (ISO)                _______Non-Statutory Option (Non-Qual)

Type of Transaction

____
Cash Exercise (Purchase of the option shares with the intent to hold the shares for sale at a future date). NOTE: If you choose to do a cash exercise, you may not sell the acquired share without subsequent approval during a period when the trading window is open. Please refer to the Acacia Insider Trading Policy.

____	Cashless Exercise (Same-day purchase of the option shares and immediate sale of all the shares on the open market.)

____
Sell-to-Cover Exercise (Purchase of the option shares and immediate sale of less than all the shares). NOTE: If you choose to do a Sell-to-Cover exercise, you may not sell the remaining shares without subsequent approval during a period when the trading window is open. Please refer to the Acacia Insider Trading policy.

Concurrently with the delivery of this Notice of Exercise to the Corporation, I shall pay, or cause to be paid to the Corporation the Exercise Price for the Exercised Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise.

I hereby certify as of the date above that:

•	I have previously received and am familiar with the Corporation’s Insider Trading Policy;

•	I have complied with all procedures established by the Corporation’s Insider Trading Policy in connection with the transaction described above; and

•	To my knowledge, I am not in possession of any material nonpublic information about the Corporation and/or its affiliated companies.
I acknowledge that I have ten (10) business days from the date of approval, or until the window closes, whichever is shorter, in which to complete the trade I have requested. I also acknowledge that I will notify ________ by email as soon as I have given my broker any exercise instructions.

_______________________                __________________________________
Date                            Signature

APPROVED:
_________________________________

Date:_____________________________